                                                                     EXHIBIT 4.3

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE ISSUANCE OF THESE SECURITIES MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.



                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                               CRITICAL PATH, INC.


        This certifies that, for value received, Vectis Group, LLC or its registered assigns ("Holder") is entitled, subject to the terms and conditions set forth below, to purchase from Critical Path, Inc. (the "Company"), in whole or in part 500,000 fully paid and nonassessable shares (the "Warrant Shares") of Common Stock of the Company (the "Common Stock") at a purchase price of $2.00 per share (as adjusted from time to time hereunder, the "Exercise Price"). The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below and all references to "Warrant Shares" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments. The term "Warrant" as used herein shall mean this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

        1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, at any time and from time to time during the term commencing on the date hereof and ending at 5:00 p.m., Pacific daylight savings time, on March 29, 2004, and shall be void thereafter (the "Exercise Period").

        2. Exercise of Warrant.

        (a) Cash Exercise. This Warrant may be exercised by the Holder by (i) the surrender of this Warrant to the Company, with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) during the Exercise Period and (ii) the delivery of payment to the Company, for the account of the Company, by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier's check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant

Shares specified in the Exercise Form shall be delivered to the Holder as promptly as practicable, and in any event within twenty (20) days, thereafter. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Holder shall be deemed to be the record holder of such Warrant Shares.

        (b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to
Section 2(a), this Warrant may be exercised by the Holder by the surrender of this Warrant to the Company, with a duly executed Exercise Form marked to reflect net issue exercise and specifying the number of shares of Common Stock to be purchased, during normal business hours on any business day during the Exercise Period. The Company agrees that such shares of Common Stock shall be deemed to be issued to the Holder as the record holder of such shares of Common Stock as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. Upon such exercise, the Holder shall be entitled to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant to the Company together with notice of such election in which event the Company shall issue to Holder a number of shares of Common Stock computed as of the date of surrender of this Warrant to the Company using the following formula:

               X = Y(A-B)
                   ------
                      A

Where      X =  the number of shares of Common Stock to be issued to Holder under this Section 2(b);

           Y = the number of shares of Common Stock otherwise purchasable under this Warrant (as adjusted to the date of such calculation);

           A = the Fair Market Value (as defined below) of one share of the Common Stock at the date of such calculation;

           B = the Exercise Price (as adjusted to the date of such calculation).

        (c) Fair Market Value. For purposes of Section 2(b), the "Fair Market Value" of one share of Common Stock shall mean, as of any date, the average of the closing prices of the Common Stock's sales on all domestic securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices for the Company's Common Stock on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices for the Company's Common Stock on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of eleven (11) days consisting of the day as of which "Fair Market Value" is being determined and the ten (10) consecutive business days prior to such day; provided that if the Common Stock is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Fair Market Value" shall be the Fair Market Value thereof determined jointly by the Company and the Holders of this Warrant representing a majority of the Common Stock purchasable upon exercise this Warrant; provided that if such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Holders of this Warrant representing a majority of the Common Stock purchasable upon exercise of this Warrant. The determination of such appraiser shall be final and binding on the Company and the Holders of this Warrant, and the fees and expenses of such appraiser shall be paid by the Company.

        (d) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

        (e) The Company shall from time to time take all such action as may be necessary to ensure that the par value per share of the unissued Warrant Shares acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect. In the event that the Company fails to comply with its obligations set forth in the foregoing sentence, the Purchaser may (but shall not be obligated to) purchase Warrant Shares hereunder at par value, and the Company shall be obligated to reimburse the Purchaser for the aggregate amount of consideration paid in connection with such exercise in excess of the Exercise Price then in effect.

        3. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

        4. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

        5. Rights of Stockholders; Limitation of Liability. Subject to Sections 8 and 10 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein. No provision hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder for the Exercise Price of Warrant Shares acquirable by exercise hereof or as a stockholder of the Company.

        6. Transfer of Warrant.

        (a) Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

        (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 6(a) above, issuing the Warrant Shares or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

        (c) Transferability and Nonnegotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Notwithstanding the foregoing, no investment representation letter or opinion of counsel shall be required for any transfer of this Warrant (or any portion thereof) or any shares of Common Stock issued upon exercise hereof or conversion thereof (i) in compliance with Rule 144 or Rule 144A of the Act, (ii) by gift, will or intestate succession by the Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing, or (iii) to an affiliate of the Holder, which for purposes of this Warrant shall be deemed to include any consultant rendering services to Holder in connection with Holder's services to the Company, provided that such consultant delivers an investment representation letter to the Company; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 6(c). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Act"), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

        (d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers and contained in this Section 6, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

        (e) Compliance with Securities Laws.

                (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any applicable state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                (ii) This Warrant and all shares of Common Stock issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

                THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE ISSUANCE OF THESE SECURITIES MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

                (iii) The Company agrees to remove promptly, upon the request of the holder of this Warrant and Securities issuable upon exercise of the Warrant, the legend set forth in Section 6(e)(ii) above from the documents/certificates for such securities upon full compliance with this Agreement and Rules 144 and 145.

        7. Reservation of Stock. The Company covenants that during the Exercise Period, the Company will reserve from its authorized and unissued Common Stock or other shares issuable upon exercise of this Warrant a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Amended and Restated Articles of Incorporation (the "Restated Articles") to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock or other shares issuable upon exercise of this Warrant to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of this Warrant.

        8. Notices.

        (a) Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 10 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

        (b) In case:

                (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

                (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation;

                (iii) of any voluntary dissolution, liquidation or winding-up of the Company; or

                (iv) of any redemption or conversion of all outstanding Common Stock;

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right or
(B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least fifteen (15) days prior to the date therein specified.

        (c) All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing if sent to a U.S. address and on the tenth (10th) business day following the date of such mailing if sent to an address outside the U.S.

        9. Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

        10. Adjustments. The Exercise Price and the number of Warrant Shares purchasable hereunder are subject to adjustment from time to time as follows:

        (a) Reorganization, Reclassification, Consolidation, Merger or Sale. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities, or other assets or property (a "Change"), then, as a condition of such Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately prior to such Change purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or paid with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately prior to such Change purchaseable and receivable upon the exercise of the rights represented hereby at the Exercise Price, appropriately adjusted for such Change. In any such case, the Company shall make appropriate provision with respect to such holders' rights and interests to insure that the provisions of this Section 10 shall thereafter be applicable to the Warrants. The Company shall not effect any such Change, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. Promptly following any Change, and in any event within 20 days thereafter, upon delivery for cancellation of this Warrant, the Holder shall be issued a successor warrant which provides that Holder may exercise such successor warrant, subject to the same requirements set forth herein, for the kind and amount of stock, securities or other assets or property as may be issued or payable with respect to or in exchange immediately after such Change.

        (b) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, then (i) in the case of a split or subdivision, the Exercise Price for such securities shall be proportionately decreased and the securities issuable upon exercise of this Warrant shall be proportionately increased, and
(ii) in the case of a combination, the Exercise Price for such securities shall be proportionately increased and the securities issuable upon exercise of this Warrant shall be proportionately decreased.

        (c) Adjustments for Dividends in Stock or Other Securities or Property; Purchase Rights. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible Stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 10. If at any time the Company grants, issues or sells any security or right to purchase stock, warrants, securities or other property pro rata to the holders of the securities as to which purchase rights under this Warrant exist (the "Purchase Rights"), then the Holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the holders of the securities as to which purchase rights under this Warrant exist are to be determined for the grant, issue or sale of such Purchase Rights.

        (d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 10, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

        (e) No Impairment; Certain Events. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 10 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Warrant against impairment. If any event occurs of the type contemplated by the provisions of this Section 10 but not expressly provided for by such provisions, then the Company's board of directors shall make an appropriate adjustment in the Exercise Price or the number of Warrant Shares obtainable upon exercise of this Warrant so as to protect the rights of the holders of this Warrant; provided, that no such adjustment shall increase or decrease the number of Warrant Shares obtainable as otherwise determined pursuant to this Section 10.

        11. Miscellaneous.

        (a) This Warrant shall be governed by the laws of the State of California as applied to agreements entered into in the State of California by and among residents of the State of California.

        (b) In the event of a dispute with regard to the interpretation of this Warrant, the prevailing party may collect the cost of attorney's fees, litigation expenses or such other expenses as may be incurred in the enforcement of the prevailing party's rights hereunder.

        (c) This Warrant shall be exercisable as provided for herein, except that in the event that the expiration date of this Warrant shall fall on a Saturday, Sunday and or United States federally recognized Holiday, this expiration date for this Warrant shall be extended to 5:00 p.m. Pacific standard time on the business day following such Saturday, Sunday or recognized Holiday.

        IN WITNESS WHEREOF, CRITICAL PATH, INC. has caused this Warrant to be executed by its officers thereunto duly authorized.

        Dated:  March 29, 2001

                                    CRITICAL PATH, INC.



                                    By  /s/ David C. Hayden
                                        -------------------------------

                                    Title
                                         ------------------------------

                                    VECTIS GROUP, LLC



                                    By   /s/ Matthew Hobart
                                       --------------------------------
                                    Title   CFO
                                         ------------------------------

                               NOTICE OF EXERCISE

To: CRITICAL PATH, INC.

        (1) The undersigned hereby elects to purchase __________ shares of Common Stock of CRITICAL PATH, INC., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

        (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

        (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                         ------------------------------
                                     (Name)


                         ------------------------------
                                     (Name)

        (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

                                             ------------------------------
                                                         (Name)

-----------------------------                ------------------------------
            (Date)                                     (Signature)

                                 ASSIGNMENT FORM

        FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:


                                                                       No. of
         Name of Assignee                        Address               Shares
         ----------------                        -------               ------



and does hereby irrevocably constitute and appoint Attorney ________________ to make such transfer on the books of CRITICAL PATH, INC., maintained for the purpose, with full power of substitution in the premises.

        The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

        Dated:                ,     .
                --------------  ----

                                                ------------------------
                                                   Signature of Holder